Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-165260 and File No. 333-174969) and Form S-3 (File No. 333-173896) of PostRock Energy Corporation (“PostRock”) of our report dated March 8, 2012 with respect to the consolidated financial statements of PostRock, which appears in this Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ UHY LLP

Houston, Texas

March 8, 2012